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                                                                   EXHIBIT 10.29

                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

                                 by and between

                                 CIMA LABS INC.

                                       and

                           ALAMO PHARMACEUTICALS, LLC

                            dated as of March 2, 2001

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                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

         This DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT ("this Agreement"), dated and effective as of March 2, 2001 (the "Effective Date"), is by and between CIMA LABS INC., a Delaware corporation ("CIMA"), and ALAMO PHARMACEUTICALS, LLC, a California Limited Liability Company ("Alamo").

                               W I T N E S S E T H

         WHEREAS, CIMA is engaged, among other things, in the business of research, development, manufacturing and commercialization of pharmaceutical products through its proprietary drug delivery technologies;

         WHEREAS, Alamo is engaged, among other things, in the business of developing, marketing and selling of pharmaceutical products;

         WHEREAS, subject to the terms and conditions set forth in this Agreement, CIMA and Alamo wish to collaborate in the development, registration, marketing and sale of a certain prescription product; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, CIMA wishes to license to Alamo and Alamo wishes to license from CIMA rights to CIMA's DuraSolv(TM) technology for use with such prescription product.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Activities" shall mean the development, manufacturing, marketing, selling and distributing of the Product in the Territory as contemplated by this Agreement.

         "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes hereof, the term "controlled" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise

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direct the affairs of such Person, whether through ownership of voting securities or otherwise.

         "Alamo" shall have the meaning given in the preamble and shall include its Affiliates.

         "Alamo Trademarks" shall have the meaning given in Section 9.11(d).

         "Annual Net Sales" shall mean, for any Calendar Year, the Net Sales for such Year.

         "Active Pharmaceutical Ingredient (API) "shall mean the active ingredient [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

         "cGMP" shall mean the then-current standards for the manufacture of pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which Product is intended to be sold, to the extent such standards are not inconsistent with United States cGMP.

         "CIMA" shall have the meaning given in the preamble and shall include its Affiliates.

         "CIMA Intellectual Property" shall mean, collectively, 1) the CIMA Patents, 2) the CIMA Technology and 3) the CIMA Trademarks.

         "CIMA Patents" shall mean United States Patent No. 6,024,981 (entitled "Rapidly Dissolving Robust Dosage Form") and any patents, patent applications, and foreign counterparts or equivalents relating thereto, including any extension, reissue, renewal, reexamination, divisional, continuation or continuation-in-part of such patents or patent applications.

         "CIMA Technology" shall mean all of CIMA's Patents, trade secrets, technology, know-how and all other information necessary for the manufacture of the Product including, without limitation that related to CIMA's DuraSolv(TM) technology.

         "CIMA Trademarks" shall mean the CIMA(R) (logo), CIMA LABS INC.(R), DuraSolv(TM), and Meltabs(R) trademarks.

         "Damages" shall mean any and all actions, costs, losses, claims, liabilities, fines, penalties, demands, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a party hereto


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(including interest which may be imposed in connection therewith), but shall not include incidental, consequential, special or punitive damages.

         "Defective" shall mean, as to the Product, Product samples or Product placebos, as the case may be, the failure of such to strictly conform to the Specifications, this Agreement and all applicable law, including, without limitation, all FDA regulatory filings and regulations.

         "Development Schedule" shall mean the schedule of development activities set forth on Schedule B hereto.

         "DuraSolv(TM)" shall mean CIMA's orally disintegrating tablet formulations as described in the CIMA Patents

         "FDA" shall mean the United States Food and Drug Administration.

         "Force Majeure" shall mean acts of God, explosion, fire, flood, tornadoes, thunderstorms, earthquake or tremor, war whether declared or not, civil strife, riots or embargo, or changes in applicable laws, regulations or orders by any government, governmental agency or instrumentality, or other similar circumstances beyond the control of each party, in each case having the effect of preventing or prohibiting a party from performing its obligations hereunder.

         "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

         "Indemnified Party" shall have the meaning given in Section 10.2 hereof.

         "Indemnifying Party" shall have the meaning given in Section 10.2 hereof.

         "Launch" shall mean the date of first commercial shipment of the Product by Alamo or its sublicensees to any unaffiliated third party.

         "Licensed Assets" shall have the meaning set forth in Section 2.1 hereof.

         "Net Sales" means the gross invoice price for Product sold by Alamo or its sublicensees or subcontractors to a third party customer less the reasonable and customary accrual-basis deductions from such gross amounts for: (i) normal and customary trade, cash and other discounts, allowances and credits actually allowed and taken directly with respect to sales of Product, (ii) credits of allowances actually granted for damaged goods, returns or rejections of Product;
(iii) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed directly on the sales of Product, including, without limitation, value added taxes or other governmental charges otherwise measured by


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the billing amount) which are included in any billing amount, and excluding any taxes imposed on or measured by the net income or profits of the selling party;
(iv) uncollectable accounts; (v) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; and (vi) rebates (or equivalents thereof) that are granted to or charged by national, state, provincial or local governmental authorities in countries other than the United States. Such amounts shall be determined from the books and records of Alamo and its sublicensees and subdistributors maintained in accordance with U.S. GAAP consistently applied, and such amounts shall be calculated using the same accounting principles used for other Alamo products. Sales between or among Alamo, its Affiliates and its sublicensees and subdistributors shall be excluded from the computation of Net Sales if such Affiliates or sublicensees and subdistributors are not end-users, but Net Sales shall include the subsequent final sales to third parties by any such Affiliates or sublicensees and subdistributors. Where (i) Product is sold by Alamo, its Affiliates or their respective sublicensees and subdistributors other than in an arms-length sale or as one of a number of items without a separate invoiced price; or (ii) consideration for Product shall include any non-cash element, the Net Sales applicable to any such transaction shall be deemed to be Alamo's average Net Sales price for the applicable quantity of to the Product at that time.

         "PDMA" shall mean the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules or regulations promulgated thereunder.

         "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

         "Product" shall mean a pharmaceutical product containing
[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] or such other amounts as may be requested by Alamo, as the case may be, of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.***] formulated in DuraSolv(TM).

         "Quarter" shall mean, as the case may be, the three months ending on March 31, June 30, September 30 or December 31 in any Year.

         "Specifications" shall mean, at any time, the specifications for the Product that are included in the Technical Agreement Addendum set forth on Schedule F.

         "Territory" shall mean the world.

         "Year" shall mean a calendar year during the term of this Agreement.


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                                    SECTION 2

                        GRANT OF LICENSES; LICENSE OPTION

2.1 Grant of Licenses.

         (a) CIMA hereby grants to Alamo an exclusive license for the term of this Agreement under the following assets to market, distribute and sell the Product in the Territory (such assets are referred to herein collectively as the "Licensed Assets"):

                   (i) all current and future regulatory filings, approvals,
                       registrations and governmental authorizations that relate to the Product in the Territory; and

                  (ii) the CIMA Intellectual Property.

         (b) The license to Alamo will be exclusive in that CIMA will not grant any licenses of the Licensed Assets to any other Person with respect to the Product during the term of this Agreement, except as provided in Section 2.1(c).

         (c) In the event that Product is not commercially available in any country of the Territory [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] from the date of Launch of the Product in the United States, CIMA and Alamo agrees as follows:

                    (i) CIMA shall be entitled to solicit interest of third
                        parties in making the Product commercially available in any such country or countries;

                   (ii) prior to granting a license to a third party for
                        Product, CIMA shall provide Alamo a notice of its intent to grant such license ("License Notice") in a specific country or countries and shall identify such country or countries in the License Notice;

                  (iii) Subject to the provisions of clauses (iv) and (v) below,
                        Alamo shall provide CIMA a notice within forty-five (45) days of the License Notice that either: A) Alamo does not intend to market the Product in such country or countries, in which case Alamo's license to that country or countries shall terminate and CIMA shall be free to license the Product to such third party; or B) Alamo does intend to market the Product in such country or


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                       countries, in which case Alamo shall have
                       [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] from the date of its notice to CIMA to demonstrate significant progress in developing the Product to market in such country or countries. If Alamo fails to demonstrate significant progress within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] or fails thereafter to demonstrate continued active development in such country or countries, Alamo's license to the Product in that country or countries will terminate in 30 days after re-notification by CIMA that they desire to solicit interested third parties in such country or countries and with written agreement by Alamo, such agreement shall not be unreasonably withheld.

                  (iv) In the event that CIMA licenses the product to a third party under this Section 2.1(c), Alamo shall be entitled to receive reimbursement of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of its out-of-pocket cost for developing the Product (as determined in accordance with sub paragraph (v) below, including amounts paid to CIMA) and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of any royalties received by CIMA from sales of the Product under such license to a third party, provided that Alamo cooperates with CIMA and such third party in obtaining regulatory approval for the Product, including providing access to any clinical data available to Alamo and any patent or other licenses necessary to commercialize the Product in any country or countries covered under the license from CIMA.

                   (v) CIMA and Alamo shall negotiate in good faith the total amount of Alamo's out-of-pocket cost for developing the Product and a schedule for reimbursement of such costs. The reimbursement schedule shall be based on the scope of the license or licenses granted by CIMA to the third party or parties and the potential market for the Product in the country or countries.


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         2.2 Sublicenses. Alamo shall have the right to extend the licenses granted pursuant to this Section 2 in whole or in part to any Affiliate of Alamo, provided that Alamo is not then in material default with respect to any of its obligations to CIMA under this Agreement. All the terms and provisions of this Agreement shall apply to the Affiliate to which this license has been extended to the same extent as they apply to Alamo, and the operations of the Affiliate shall be deemed to be the operations of Alamo. In addition, Alamo shall have the right to extend the licenses granted pursuant to this Section 2 in whole or in part to Persons who are not Affiliates of Alamo with the prior written consent of CIMA, such consent not to be unreasonably withheld or delayed.

         2.3 Developments, Marketing, Distribution and Sale. After the Launch, Alamo shall use its commercially reasonable efforts to market, distribute and sell the Product in the Territory. Such efforts shall be consistent with industry norms, given the product profile, product potential and the state of the market, in each case, as existing from time to time.

         2.4 Minimum Annual Royalties. Alamo shall endeavor to meet or exceed the minimum annual royalty targets set forth on Schedule A hereto. Any provision in this Agreement to the contrary notwithstanding, in the event that CIMA has performed all of its obligations hereunder and Alamo fails to pay the minimum annual royalty amounts set forth on Schedule A hereto for any Year following the Year in which the Product is Launched, then the royalty rate which Alamo pays to CIMA for such Year shall be modified as noted in Schedule C.

                                    SECTION 3

                               PRODUCT DEVELOPMENT

         3.1 Obligations of CIMA. CIMA shall be responsible for the successful performance of each of the development activities set forth on Schedule B within the respective time periods set forth on Schedule B.

         3.2 Obligations of Alamo. Alamo shall upon execution hereof pay CIMA [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] which represents the sum of both [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the Phase I cost and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the Phase II cost as set forth on the Development
Schedule included as Schedule B and Alamo shall, in a timely fashion following successful performance by CIMA of each Phase I and Phase II development activity set forth on Schedule B, pay CIMA the balance of the development fees set forth in


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Schedule B with respect to such development activity for Phase II. Prior to the commencement of the development activities in each of Phases III, IV, V and VII, Alamo shall pay CIMA [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the development fees for such phase and shall, in a timely fashion following successful performance of the development activity or activities for each such phase, pay CIMA the balance of the development fees set forth in Schedule B with respect to such development activity or activities for such phase. Alamo shall also reimburse CIMA for CIMA's certified out-of-pocket costs plus [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] (net of any rebates, credits or refunds) for the acquisition of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] necessary for CIMA to perform the development activities described on Schedule B and the supply activities described in Sections 5.1 and 5.5.

         3.3 Regulatory Matters. CIMA represents and warrants that all Product supplied to Alamo shall be produced under cGMP and in accordance with the Specifications. CIMA shall furnish Alamo with a Certificate of Analysis with a cGMP statement to demonstrate that each shipment of Product has been manufactured under cGMP and other FDA guidelines and that the Specifications have been met. In addition, Alamo may, at its own expense, audit the facilities of CIMA, including its processes, records and other facets of the operation as may be necessary to assure that all applicable regulations have been complied with, and the Specifications have been met. CIMA shall permit duly authorized representatives of Alamo to audit all manufacturing and processing operations related to this Agreement at reasonable times with a prior appointment. The right to audit shall commence with the Effective Date. These audits will be conducted to assure compliance with all pertinent acts, regulations, and guidelines promulgated by the FDA and other regulatory authorities, as well as standards then in effect in the regulatory environment. Such audits will be permitted during normal business hours and will be performed with a minimum of disruption. Alamo's exercise or failure to exercise any of its rights to audit CIMA's facilities and/or records pursuant to this Section 3.3 shall in no way alter or affect CIMA's obligations under this Agreement.

                                    SECTION 4

                         ROYALTY AND MILESTONE PAYMENTS

         4.1 Royalty, and Milestone Payments.

         (a) Subject to CIMA's supply of Product in accordance with Section 5 hereof, Alamo shall make royalty payments to CIMA in the amounts set forth on Schedule C.


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         (b) Alamo shall make milestone payments to CIMA as set forth on
             Schedule D upon successful completion of each milestone listed therein.

         (c) On the Effective Date, Alamo shall pay the License Payment set forth on Schedule D hereto, which License Payment shall be refundable on a pro-rata basis if Alamo terminates this Agreement prior to the second anniversary date hereof by reason of CIMA's failure to successfully complete any of the development activities for which it is responsible under the Development Schedule. In such event, Alamo shall be entitled to a refund of, and CIMA shall promptly pay to Alamo, an amount equal to the product obtained by multiplying the License Payment by a fraction, the numerator of which shall be the number of calendar days remaining between the date of termination and the second anniversary of this Agreement and the denominator of which shall be 730.

         4.2 Records and Audit. Alamo and its Affiliates shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to CIMA hereunder. Such books of account shall be kept at Alamo's principal place of business or the principal place of business of the appropriate Affiliate of Alamo to which this Agreement relates. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the term of this Agreement and for two
(2) years after its termination, to the inspection by a firm of certified public accountants selected by CIMA and reasonably acceptable to Alamo, for the limited purpose of verifying Alamo's royalty statements; provided, however, that such examination shall not take place more often than once each Year, shall not cover more than the preceding two (2) Years, with no right to audit any period previously audited and shall not occur during the 90-day period following the end of Alamo's fiscal Year. Except as otherwise provided in this Section, the cost of any such examination shall be paid by CIMA. In the event that any such inspection reveals a deficiency in excess of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the reported royalty for the period covered by the inspection, Alamo shall promptly pay CIMA the deficiency, plus interest at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per annum (which interest shall accrue from the date any such deficiency payment is due), and shall reimburse CIMA for the reasonable fees and expenses paid to such accountants in connection with their inspection for such period. In the event that any such inspection reveals a deficiency that is less than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the reported royalty for the period covered by the inspection, Alamo shall promptly pay CIMA the deficiency, plus interest at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per

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annum (which interest shall accrue from the date any such deficiency payment is due). In the event that any such inspection reveals an overpayment, CIMA shall promptly pay Alamo the overpayment. The parties agree that neither party shall be required to retain books and records with respect to the above other than books and records relating to the current Year and the immediately preceding two
(2) Years.

         4.3 Quarterly Reports and Payment of Royalties. In any Year following Launch of the Product, Alamo shall, within sixty (60) days after the end of the first, second and third Quarter, deliver to CIMA reports, certified by an authorized official of Alamo, setting forth the Net Sales and total royalties due under Section 4.1(a) for such Quarter. Alamo shall pay such royalties within sixty-five (65) days after the end of each Quarter by wire transfer, at CIMA's cost, or such other method as CIMA may designate. In any Year following Launch of the Product, Alamo shall, within forty-five (45) days after the end of the fourth (4th) Quarter, deliver to CIMA reports, certified by an authorized official of Alamo, setting forth the Net Sales and total royalties due under
Section 4.1(a). Alamo shall pay such royalties within sixty-five (65) days after the end of the fourth (4th) Quarter by wire transfer, at CIMA's cost, or such other method as CIMA may designate. If no royalties are due, Alamo shall so report.

                                    SECTION 5

                                SUPPLY OF PRODUCT

         5.1 Supply of Product.

         (a) Subject to Section 5.7, for the term of this Agreement, Alamo agrees to purchase from CIMA and CIMA agrees to supply Alamo with all of Alamo's requirements for the Product, Product samples and Product placebos for their subsequent use, sale, offer for sale, lease or transfer by Alamo. [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] shall be responsible for procurement of all API necessary for the satisfaction of its obligations under this Agreement.

         (b) Alamo agrees to initiate purchases of the Product, Product samples and Product placebos hereunder by issuing CIMA binding purchase orders not less than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] prior to the required shipping date set forth therein. CIMA agrees to accept any order issued in accordance with this Section 5.1(b) and to meet the delivery dates specified therein. All purchase orders hereunder shall be on Alamo's standard purchase order form (a copy of which is attached as Schedule E hereto and which shall not, for purposes of this Agreement only, be modified in any material respect without CIMA's prior written consent, such consent not to be unreasonably withheld or delayed) and shall be directed to CIMA at the address set forth below. The terms and conditions of purchase enumerated on the reverse side of such standard purchase order form shall prevail over any inconsistent or conflicting language as may exist on invoices, confirmation or order acknowledgment forms of CIMA, provided, however, that in the event any terms thereof are in conflict, or are inconsistent with any terms of this Agreement, the terms and conditions hereof shall prevail. No Product delivered by CIMA shall have a shelf life that is more than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] less than the maximum shelf life of such product; and, in any case, all Product delivered by CIMA shall have at least [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of shelf life remaining upon delivery to Alamo (other than batches that were under investigation and batches for validation which shall have at least [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of shelf life remaining upon delivery to Alamo).

         (c) Purchase order quantities shall be equivalent to the batch size of the Product, Product samples or Product placebos which shall be determined during the development activities, approximately [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] tablets for the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] dose, and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] tablets for the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] dose, in the aggregate for any single purchase order, unless otherwise mutually agreed by the parties. The delivery quantity of tablets for trade shall not exceed a total of 4 batches in any one calendar month, unless otherwise agreed to by the Parties.

         (d) Purchase orders shall clearly state that the order is for tablets for sale, tablets for samples or placebos, as well as the shipping destination and address. Alamo agrees that the maximum quantity of tablets for samples shall not exceed [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] percent of the quantity of trade tablets in any year, unless otherwise agreed to by the Parties.

         5.2 Identification. Alamo may market the Product under its name, with its packaging and logo; Alamo will, however, identify CIMA as the supplier in a fair manner, reasonably acceptable to CIMA. Alamo may use CIMA's name and derivations thereof in promoting, marketing and selling the Product in the Territory; provided, however, that the particular formulation of any reference to CIMA's name in any promotional material shall be subject to CIMA's review and consent; and provided, further, that once the formulation of any such reference has been reviewed and consented to by CIMA, any subsequent reference to CIMA's name using such formulation shall not be subject to the further review or consent of CIMA. All samples shall be clearly marked "for sample use only" or some similar phrasing suggested by Alamo. CIMA shall design and develop labels for the bulk tablet containers and Alamo shall review and approve such labels. Such approval shall not be unreasonably withheld.

         5.3 Trade and Sample Product Price. CIMA shall supply Product, Product samples and Product placebos to Alamo at the price set forth on Schedule G, subject to adjustment as set forth therein.

         5.4 Forecasts, Delivery and Quality.

         (a) Alamo shall provide CIMA with 12-month non-binding forecasts within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] after the end of each Quarter. Such forecasts shall be revised and extended in each succeeding Quarter.

         (b) Delivery of the Product, Product samples and Product placebos shall be in accordance with the means of transportation, destination and dates set forth in Alamo's purchase order, and shipped in full batch sized quantities. CIMA shall arrange for the transportation and insurance of the Product, Product samples and Product placebos and shall ensure that the transporter maintains the Product, Product samples and Product placebos in accordance with the labeling of such Product, Product samples and Product placebos. Delivery shall be F.O.B. destination, freight prepaid (delivered) and insured and Alamo shall reimburse CIMA for the cost of transportation and insurance of the Product, Product samples and Product placebos. Title and risk of loss to all Product, Product samples or Product placebos shall pass to Alamo upon delivery of the Product, Product samples or Product placebos to Alamo or its designated agent.

         (c) All deliveries of the Product hereunder shall include a Certificate of Analysis provided by the quality assurance manager of CIMA attesting to the fact that the Product (i) has been manufactured by a process which complies with cGMP and (ii) are of quality which is in accordance with criteria established in the Specifications and all FDA requirements.

         (d) The Product, Product samples and Product placebos supplied hereunder shall have been manufactured by a process which complies with the Technical Agreement Addendum set forth on Schedule F.

         5.5 Rejection, Replacement and Arbitration.

         (a) In the event that Alamo determines that any Product, Product samples or Product placebos as manufactured and/or packaged by CIMA is Defective, then: i) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] from shipment of Product, Product samples or Product placebos to Alamo or to Alamo's designated agent for final packaging; or ii) in the event that such Product, Product samples or Product placebos is Defective [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], Alamo shall provide to CIMA a written notice of rejection, specifying in reasonable detail the manner in which the Product is Defective (the "Notice of Rejection"). If no written Notice of Rejection is given to CIMA by Alamo within the period specified in clauses (i) and (ii), such Product, Product samples or Product placebos shall be deemed to have been accepted by Alamo, [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

         (b) Upon receipt of a Notice of Rejection from Alamo and in order to minimize any hardship to Alamo's customers, CIMA shall use reasonable commercial efforts to promptly supply to Alamo a quantity of replacement Product, Product samples or Product placebos meeting the Specifications equal to the size of the lot which Alamo claims was Defective so that such replacement Product shall be received by Alamo within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] following CIMA's receipt of Alamo's Notice of Rejection. In the event that such Defective Product, Defective Product samples or Defective Product placebos are due to: i) faulty manufacture; faulty release; faulty primary packaging or labeling of the relevant batch(es) of the Product; or ii) improper shipping to Alamo's designated agent for final packaging, which fact shall be established on the basis of the corresponding sealed samples retained by CIMA and/or Alamo's designated agent for final packaging, utilizing an outside independent laboratory if necessary, the cost of which is borne by both parties and whose findings shall be binding or on the basis of process deviation documentation provided to Alamo, CIMA shall replace such batches free of charge, otherwise Alamo shall promptly pay CIMA for all such Product, Product samples or Product placebos, including any Defective Product.

         5.6 Invoices and Payment. Upon CIMA's shipment to Alamo or its designated agent of any Product, Product samples, or Product placebos CIMA shall be entitled to submit an invoice to Alamo, and Alamo agrees to remit payment with respect to such invoice within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] from receipt of both such invoice and the shipment to which such invoice relates, unless within such [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] period Alamo sends notice of rejection to CIMA; provided, that payment of any invoice pursuant to this Section 5.6 shall not constitute or be deemed to constitute acceptance of any Product, Product samples or Product placebos or in any way limit Alamo's rights to inspect and/or reject any of the foregoing pursuant to Section 5.5 hereof . Within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of delivery of the Product, Product samples, or Product placebos Alamo or its designated agent shall acknowledge the delivery of Product, Product samples, or Product placebos and shall notify CIMA's shipping department of any obvious shipping damage; provided, that failure to provided any such notice shall not constitute a waiver or in any way limit Alamo's rights under Section 5.5 with respect to such shipment. There will be a [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], of invoice price, penalty per month, for each month a payment is past due. Such penalty shall not exceed [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per annum.

         5.7 Supply Disruption; Alternate Manufacturing Site.

         (a) CIMA shall supply Alamo with the Product, Product samples and Product placebos in a timely manner in accordance with the orders and forecasts received by CIMA pursuant to Sections 5.1(b) and 5.4(a), respectively. In any consecutive [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] period, should CIMA fail to supply Alamo with substantially all of the Product, Product samples or Product placebos ordered for such [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] period pursuant to Section 5.1(b), Alamo shall have the right to require CIMA to transfer the manufacture of the Product to another manufacturing facility designated by Alamo and approved by CIMA, such approval not to be unreasonably withheld, which manufacturing facility agrees to be bound by Section 9.4 hereof. CIMA will assume all costs of, take all actions and grant all rights (on a royalty-free, exclusive, worldwide basis with the right to grant sub-licenses) with respect to CIMA Technology as shall be necessary to effect such transfer. Should CIMA cure its failure to supply within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the end of such [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] period, CIMA shall have the right to resume the manufacture of the Product and Alamo and CIMA shall, at CIMA's expense, transfer the manufacture of the Product back to CIMA within a commercially reasonable amount of time and all rights granted under the sublicense shall terminate.

         (b) If at any time following the Launch CIMA shall not have a second manufacturing facility, capable of supplying the Product in accordance with the terms of this Agreement, CIMA and Alamo shall, as soon as practicable following the date of Launch, qualify a manufacturing plant designated by Alamo as an alternate FDA approved manufacturing and packaging site for the Product. The costs of obtaining such approval shall be [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

         5.8 CIMA's Obligation to Continue Manufacture. If this Agreement terminates or expires through no breach of Alamo, CIMA shall reasonably cooperate with Alamo in transferring the manufacture of the Product to Alamo, its Affiliate or a third-party appointed by Alamo (which manufacturing facility agrees to be bound by Section 9.4 hereof) and CIMA shall, if requested by Alamo, continue to supply the Product to Alamo pursuant to the terms of this Agreement until [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] from the date this Agreement is terminated or expires pursuant to Section 11.1.

         5.9 EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THE PRODUCT WILL BE SUPPLIED BY CIMA WITH NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    SECTION 6

                                   [RESERVED]

                                    SECTION 7

                     REPRESENTATIONS AND WARRANTIES OF CIMA

         CIMA hereby represents and warrants to Alamo that:

         7.1 Organization, Power and Authority. CIMA is a corporation duly organized and validly existing under the laws of the State of Delaware. CIMA has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement, and to license the Licensed Assets to Alamo pursuant hereto.

         7.2 Due Authority; No Breach. The execution, delivery and performance by CIMA of this Agreement and each agreement or instrument contemplated by this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by CIMA. This Agreement is, and each agreement or instrument contemplated by this Agreement, when executed and delivered by CIMA in accordance with the provisions hereof, will be (assuming the due execution and delivery hereof and thereof by Alamo) the legal, valid and binding obligation of CIMA, in each case enforceable against CIMA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against CIMA. All persons who have executed this Agreement on behalf of CIMA, or who will execute on behalf of CIMA any agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement or any such other agreement or instrument by CIMA, nor the performance of the obligations contemplated hereby and thereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the articles of incorporation or by-laws of CIMA or any material contract or any other material obligation to which CIMA is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or governmental body against, or affecting or binding upon, CIMA or upon the securities, property or business of CIMA, or (iii) constitute a violation by CIMA of any applicable law or regulation of any jurisdiction as such law or regulation relates to CIMA, or to the property or business of CIMA except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on CIMA's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated hereby.

         7.3 Intellectual Property. CIMA is the lawful owner of the Licensed Assets, CIMA can license the Licensed Assets without the consent of any third party, there is no pending or overtly threatened claim against CIMA asserting that any of the Licensed Assets infringes or violates the rights of third parties or that Alamo, by practicing under the Licensed Assets in performing the Activities, would violate any of the intellectual property rights of any third party, and nothing has come to the attention of CIMA which has, or reasonably should have, led CIMA to believe that any of the Licensed Assets infringes or violates the right of third parties. CIMA has not given any notice to any third parties asserting infringement by such third parties upon any of the Licensed Assets. CIMA is not aware of and has not received any communications challenging the ownership, validity, enforceability or effectiveness of any of the Licensed Assets. CIMA has not granted any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to Alamo pursuant to this Agreement.

         7.4 [RESERVED]

         7.5 Litigation. There are no pending or, to the best of CIMA's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against CIMA relating to the Activities, or the Licensed Assets which, either individually or together with any other, would have a material adverse effect on the Activities, the Licensed Assets, or the ability of CIMA to perform its obligations under this Agreement or any agreement or instrument contemplated hereby. There are no pending, and CIMA does not presently contemplate bringing, any actions or suits relating to the Activities, or the Licensed Assets against others.

         7.6 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement, or any agreement or instrument contemplated by this Agreement, by CIMA or the performance by CIMA of its obligations contemplated hereby and thereby.

         7.7 Brokerage. No broker, finder or similar agent has been employed by or on behalf of CIMA, and no Person with which CIMA has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

                                    SECTION 8

                     REPRESENTATIONS AND WARRANTIES OF ALAMO

         Alamo represents and warrants to CIMA that:

         8.1 Organization, Power and Authority. Alamo is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California . Alamo has all necessary power and authority to enter into, and be bound by the terms and conditions of, this Agreement and to license the Licensed Assets.

         8.2 Due Authority; No Breach. The execution, delivery and performance by Alamo of this Agreement, and each agreement or instrument contemplated by this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action by Alamo. This Agreement is, and each agreement or instrument contemplated by this Agreement, when executed and delivered by Alamo in accordance with the provisions hereof, will be (assuming due execution and delivery hereof and thereof by CIMA) the legal, valid and binding obligation of Alamo, in each case enforceable against Alamo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditor's rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Alamo. All persons who have executed this Agreement on behalf of Alamo, or who will execute on behalf of Alamo any agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary action. Neither the execution and delivery of this Agreement by Alamo, or any such other agreement or instrument by Alamo, nor the performance of the obligations contemplated hereby and thereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of its articles of organization or other governing documents or any material contract or any other material obligation to which Alamo is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or government body against, or affecting or binding upon, Alamo or upon the securities, property or business of Alamo, or (iii) constitute a violation by Alamo of any applicable law or regulation of any jurisdiction as such law or regulation relates to Alamo or to the property or business of Alamo, except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on Alamo's ability to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.

         8.3 Brokerage. No broker, finder or similar agent has been employed by or on behalf of Alamo and no Person with which Alamo has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

         8.4 Litigation. There are no pending or, to the best of Alamo's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against Alamo which, either individually or together with any other, will have a material adverse effect on the ability of Alamo to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.

         8.5 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement, or any agreement or instrument contemplated by this Agreement, by Alamo or the performance by Alamo of its obligations contemplated hereby and thereby.

                                    SECTION 9

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         9.1 Governmental Filings. CIMA and Alamo each agree to prepare and file whatever filings, listings, requests or applications are required to be filed with any governmental authority in connection with this Agreement or the Product and to cooperate with one another as reasonably necessary to accomplish the foregoing.

         9.2 Compliance with Law. Alamo and CIMA shall each comply with all federal, state and local laws and regulations applicable to developing, approving, manufacturing, marketing and selling the Product in the Territory and the Licensed Assets or the performance of their respective obligations hereunder. CIMA and Alamo each shall keep all records and reports required to be kept by applicable laws and regulations, and each shall make its facilities available at reasonable times during business hours for inspection by representatives of governmental agencies. CIMA and Alamo each shall notify the other within forty-eight (48) hours of receipt of any notice or any other indication what so ever of any FDA or other governmental agency inspection, investigation or other inquiry, or other material notice or communication of any type, involving the Product. Alamo and CIMA shall cooperate with each other during any such inspection, investigation or other inquiry including, but not limited to, allowing upon request a representative of the other to be present during the applicable portions of any such inspection, investigation or other inquiry and providing copies of all relevant documents. Alamo and CIMA shall discuss any written response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, CIMA shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and Alamo shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities.

         9.3 Recall. Alamo and CIMA shall consult with one another as to all decisions concerning recall or withdrawal of the Product from the market, including, but not limited to, determining whether or not to make any such recall or withdrawal, the timing and scope thereof, and the means of conducting any recall or withdrawal. The party requesting any recall or withdrawal must receive the prior written consent of the other party, such consent not to be unreasonably withheld, prior to initiating such recall or withdrawal. No consent shall be necessary if the recall or withdrawal is requested by the FDA or other governmental authority. CIMA shall bear the costs (including but not limited to, shipping and product credits) for any recall or withdrawal due to CIMA's failure to comply with this Agreement, including Product failure relating to CIMA's cGMP or CIMA's failure to meet the Specifications . The costs for any other recall or withdrawal shall be the responsibility of Alamo.

         9.4 Confidentiality. Alamo shall treat as confidential the Licensed Assets and all other information of CIMA of which Alamo becomes aware in connection with this Agreement (collectively, "CIMA Proprietary Information"). Alamo shall neither disclose CIMA Proprietary Information to any third party nor use CIMA Proprietary Information for any purpose other than as set forth in this Agreement. CIMA shall treat as confidential all other information of Alamo of which CIMA became aware of prior to the Effective Date or becomes aware in connection with this Agreement (collectively, "Alamo Proprietary Information"). CIMA shall neither disclose Alamo Proprietary Information to any third party nor use Alamo Proprietary Information for any purpose other than as set forth in this Agreement.

         Nothing contained herein will in any way restrict or impair either party's (the "Using Party's") right to use, disclose or otherwise deal with any Proprietary Information of the other party which:

                  (a) at the time of disclosure is known to the public or thereafter becomes known to the public by publication or otherwise through no fault of the Using Party;

                  (b) the Using Party can establish was in its possession prior to the time of the disclosure and was not obtained directly or indirectly from the other party;

                  (c) is independently made available to the Using Party by a third party who is not thereby in violation of a confidential relationship with the other party known to the Using Party;

                  (d) is developed by the Using Party independently of the Proprietary Information received from the other party and the Using Party can establish such development; or

                  (e) is information required to be disclosed by legal or regulatory process; provided, in each case the Using Party timely informs the other party and uses reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to intervene and contest or attempt to limit the disclosure.

Alamo shall obtain no right or license of any kind under the CIMA Proprietary Information except as set forth in this Agreement. CIMA shall obtain no right or license of any kind under the Alamo Proprietary Information except as set forth in this Agreement.

         9.5 Expenses. CIMA and Alamo shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

         9.6 Reasonable Efforts. CIMA and Alamo each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary or proper to make effective the transactions contemplated by this

Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons.

         9.7 Publicity. Except as expressly contemplated hereby, the parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance written consent of the other, which consent shall not be unreasonably withheld or delayed, except as such release or announcement may be required by law, including but not limited to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in which case the party making the release or announcement shall, before making any such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement; provided, that the party making the release or announcement or otherwise disclosing this Agreement to any governmental agency in accordance with the foregoing exception shall use its best efforts to obtain confidential treatment of the terms hereof to the fullest extent permitted by applicable law.

         9.8 Cooperation. If either party shall become engaged in or participate in any investigation, claim, litigation or other proceeding with any third party, including the FDA, relating in any way to the Product or any of the Licensed Assets the other party shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other such employees who may be helpful with respect to such investigation, claim, litigation or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee shall be deemed to mean providing a party with reasonable access to any such employee at no cost for a period of time not to exceed 24 hours (e.g., three 8-hour business days). Thereafter, any such employee shall be made available for such time and upon such terms and conditions (including, but not limited to, compensation) as the parties may mutually agree.

         9.9 Competition; No Sale for Resale. Neither Alamo nor any sub-licensee of Alamo shall knowingly sell any Product to anyone in the Territory for subsequent distribution or resale outside the Territory and each shall take all reasonable precautions to prevent such distribution or resale outside the Territory. Except as provided in 2.1(c), CIMA shall not knowingly sell any Product to anyone in the Territory or outside the Territory for subsequent distribution or resale in the Territory and CIMA shall take all reasonable precautions to prevent such distribution or resale in the Territory.

         9.10 Conflicting Rights. CIMA shall not grant any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to Alamo pursuant to this Agreement.

         9.11 Patent and Trademark Maintenance.

                  (a) CIMA hereby represents and warrants that, to the best of its knowledge, the CIMA Technology, when used with the Active Pharmaceutical Ingredient, includes all the technology, patents, know-how, trade secrets and other intellectual property necessary to manufacture the Product. Any improvement (whether or not patentable) in the technology used in manufacturing the Product shall be owned by the Party who discovers or invents such improvement.

                  (b) CIMA shall be solely responsible for filing, prosecuting, and maintaining all of the CIMA Patents, and CIMA shall pay the costs associated therewith. CIMA shall file, prosecute, and maintain all CIMA Patents so as to fully continue the benefits under the licenses granted to Alamo hereunder. CIMA may, however, discontinue prosecuting or maintaining any CIMA Patent if (i) CIMA has a valid business reason to do so, and (ii) CIMA notifies Alamo of this decision in which event, Alamo shall have the right, but not the obligation, to prosecute or maintain any such patent, with the full cooperation of CIMA, in Alamo's name and at Alamo's expense.

                  (c) CIMA shall be solely responsible for filing, prosecuting, and maintaining all CIMA Trademarks, and CIMA shall pay the costs associated therewith. All registrations, variations, logos, goodwill and other rights under or acquired through use of the CIMA Trademarks shall accrue and belong to CIMA. Except as provided herein, Alamo shall have no rights to use the CIMA Trademarks. Alamo will not use in its business, in or outside of the Territory, any other mark or name which is similar to or nearly resembles any of the CIMA Trademarks in use by CIMA to indicate the source and origin of the CIMA Technology as to be likely to cause deception or confusion. Alamo recognizes that CIMA is the owner of all CIMA Trademarks used in commerce to indicate the source of the CIMA Technology and agrees that the CIMA Trademarks shall remain vested in CIMA both during the term of this Agreement and thereafter. Alamo shall not contest the validity of the CIMA Trademarks or CIMA's ownership of the CIMA Trademarks. Use of the CIMA Trademarks by Alamo in conjunction with the manufacture, use, and sale of the Product and all goodwill related thereto shall inure to the benefit of CIMA for purposes of building the longevity and extent of use of the CIMA Trademarks.

                  (d) Alamo shall be solely responsible for filing, prosecuting, and maintaining all trademarks it develops or owns for the Product (the "Alamo Trademarks"), and Alamo shall pay the costs associated therewith. All registrations, variations, logos, goodwill and other rights under or acquired through use of the Alamo Trademarks shall accrue and belong to Alamo. CIMA shall have no rights to use the Alamo Trademarks. CIMA will not use in its business, in or outside of the Territory, any other mark or name which is similar to or nearly resembles the Alamo

         Trademarks in use by Alamo in a manner that is likely to cause deception or confusion. CIMA recognizes that Alamo is the owner of all of the Alamo Trademarks used in commerce to indicate the source of the Product and agrees that the Alamo Trademarks shall remain vested in Alamo both during the term of this Agreement and thereafter. CIMA shall not contest the validity of the Alamo Trademarks or Alamo's ownership of the Alamo Trademarks. Use of the Alamo Trademarks by Alamo in conjunction with the manufacture, use, and sale of the Product and all goodwill related thereto shall inure to the benefit of Alamo for purposes of building the longevity and extent of use of the Alamo Trademarks.

                  (e) Alamo and CIMA agree that, where applicable and appropriate, all packaging of the Product shall identify (i) the number of the CIMA Patents and CIMA as the owner thereof and (ii) Alamo as the owner of the Alamo Trademarks.

                  (f) Any provisions in this Agreement to the contrary notwithstanding, Alamo acknowledges that, for all purposes, CIMA is the owner of the CIMA Technology.

         9.12 Infringement; Enforcement of Proprietary Rights.

                  (a) Infringement of Patent Rights. Each party shall promptly notify the other of any alleged infringement by third parties of any CIMA Patent and provide any information available to that party relating to such alleged infringement.

                           (i) Within a reasonable time (not to exceed 30 days)
                  following such notification, the parties shall meet to discuss a desirable response to such infringement and enter into good faith negotiations to determine an agreed upon course of action to end such infringement and the appropriate allocation of any costs or recoveries associated therewith.

                           (ii) If the parties are unable to agree upon the
                  course of action or the appropriate allocation of any costs associated therewith, CIMA [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] such alleged infringement and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] any infringement of such rights that materially affect Alamo's rights pursuant to this Agreement, including, but not limited to, bringing suit against such third party infringer. In the event that CIMA does not bring suit against such third party infringer, Alamo may bring suit against such third party infringer on CIMA's behalf and Alamo [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE

                  SECURITIES AND EXCHANGE COMMISSION.***] in bringing such suit [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] to CIMA under this agreement.

                  (b) Procedures. No settlement, consent judgment or other voluntary final disposition of any suit contemplated by Section 9.12(a) may be entered into without the consent of each party, which consent shall not be unreasonably withheld or delayed. Unless otherwise agreed by the parties, to the extent that any suit contemplated by Section 9.12(a) is directly related to the Product, any recovery of Damages to the extent related to the Product (net of the respective out-of-pocket legal fees and associated costs) in any such suit shall be allocated among the parties hereto assuming that such Damages constitute Net Sales by Alamo hereunder. In the event of any infringement suit against a third party brought by either party pursuant to this Section 9.12, the party not bringing such suit shall cooperate in all respects, execute any documents reasonably necessary to permit the other party to prosecute such suit, and to the extent reasonable, shall make available its employees and relevant records to provide evidence for such suit.

         9.13 Referral of Orders and Inquiries. Except as provided in 2.1(c), CIMA shall refer all Persons sending orders or making inquiries regarding the Product within the Territory to Alamo and shall promptly notify Alamo of the name of each such Person and the nature of the inquiry of such Person.

                                   SECTION 10

                                 INDEMNIFICATION

         10.1 Indemnification.

         (a) CIMA shall indemnify, defend and hold Alamo (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by Alamo (and its directors, officers, employees, and Affiliates) as a consequence of:

                           (i) any breach of any representation, warranty
                  or covenant made by CIMA in this Agreement or any agreement, instrument or document delivered by CIMA pursuant to the terms of this Agreement;

                           (ii) any failure to perform to perform duly and punctually any covenant, agreement or undertaking on the part of Alamo contained in this Agreement; or

                           (iii) any act or omission of CIMA with respect to the operation of CIMA's business, or handling, manufacturing, or use of the Product by CIMA; or

                           (iv) any claim or demand that the manufacture, use, sale or offer for sale of the Product by reason of CIMA Technology infringes any United States or foreign patent.

         (b) Alamo shall indemnify, defend and hold CIMA (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by CIMA (and its directors, officers, employees, and Affiliates) as a consequence of:

                           (i) any breach of any representation, warranty
                  or covenant made by Alamo in this Agreement or any agreement, instrument or document delivered by Alamo pursuant to the terms of this Agreement;

                           (ii) any failure to perform to perform duly and punctually any covenant, agreement or undertaking on the part of Alamo contained in this Agreement; or

                           (iii) [***CONFIDENTIAL TREATMENT REQUESTED,
                  PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of Alamo with respect to the operation of Alamo's business or the handling, manufacturing, sale, consumption or use of the Product by Alamo.

         10.2 Notice and Opportunity To Defend. Promptly after receipt by a party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 10.1. such party (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking such indemnification. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly (and in any event not less than 10 days after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, as incurred by the Indemnified Party.

If the Indemnifying Party elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election to compromise or defend as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim, or, if in the reasonable opinion of the Indemnified Party, the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to pay, compromise or defend such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this Section 10.2, (i) the party conducting the defense of a claim shall (A) keep the other party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other party is not participating jointly in the defense of such claim), and (B) conduct the defense of such claim in a prudent manner, and (ii) the Indemnifying Party shall not cease to defend, settle or otherwise dispose of any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld). Upon the final determination of liability and the amount of the indemnification payment under this Section 10, the appropriate party shall pay to the other, as the case may be, within 10 business days after such determination, the amount of any claim for indemnification made hereunder.

         10.3 Survival. The provisions of Section 10 shall survive any termination of this Agreement. Each Indemnified Party's rights under Section 10 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's right under Section 10.

         10.4 Insurance. Alamo shall maintain throughout the term of this Agreement comprehensive general liability insurance, including product liability insurance underwritten by an insurance company reasonably acceptable to CIMA. This insurance coverage shall provide protection of not less than ten ($10) million, combined single limit for personal injury and property damage (on a per occurrence basis) with CIMA named as an additional insured. Such liability insurance shall be maintained on an occurrence basis to provide such protection after expiration or termination of the policy itself and/or this Agreement. Alamo shall furnish to CIMA certificates issued by the insurance company setting forth the amount of the liability insurance and a provision that CIMA shall receive thirty (30) days written notice prior to termination, reduction or modification of coverage.

                                   SECTION 11

                                   TERMINATION

         11.1 Termination. The term of this Agreement shall begin upon the Effective Date and, unless sooner terminated as hereinafter provided, shall end upon the expiration of the last CIMA Patent to expire or, if later, the expiration of any other patent resulting from the development process contemplated hereby. Upon expirationof this Agreement, CIMA will, if requested by Alamo, grant Alamo on a royalty free basis a license to continue to use the CIMA Intellectual Property formerly covered by the CIMA Patents for the manufacture of Product and, should Alamo desire to have CIMA continue the manufacture of Product beyond the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] period provided for in Section 5.8, CIMA agrees to enter into good faith negotiations with Alamo to discuss terms of manufacture. Notwithstanding the foregoing, this Agreement may be terminated as follows:

                  (a) Termination for Insolvency. If either Alamo or CIMA (i) makes a general assignment for the benefit of creditors or becomes insolvent; (ii) files an insolvency petition in bankruptcy; (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (iv) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv) and such proceeding or action remains undismissed or unstayed for a period of more than 60 days, then the other party may by written notice terminate this Agreement in its entirety with immediate effect.

                  (b) Termination for Default. In addition to Alamo's rights under Section 4.1(c), Alamo and CIMA each shall have the right to terminate this Agreement for default upon the other's failure to comply in any material respect with the terms and conditions of this Agreement. At least 60 days prior to any such termination for default, the party seeking to so terminate shall give the other written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 11.1(b), which notice shall set forth the default(s) which form the basis for such termination. If the defaulting party fails to correct such default(s) within 60 days after receipt of notification, then such party immediately may terminate this Agreement. Notwithstanding the foregoing, if Alamo fails to pay any invoice for development fees payable pursuant to Section 3.2 above with respect to one of the development activities set forth on the Development Schedule within 45 days after receipt of such invoice following the successful completion of such development activity, CIMA shall have the right to terminate this Agreement by delivering written notice of such election to terminate and this Agreement shall terminate on the thirtieth (30th) day following the receipt of such notice by Alamo, unless prior to such thirtieth (30th) day Alamo shall have cured such failure to pay or shall have delivered to CIMA written notice that it disputes that such development activity has been successfully completed. This Section 11.1(b) shall not be exclusive and shall not be in lieu of any other remedies available to a party hereto for any default hereunder on the part of the other party.

                  (c) Continuing Obligations. Termination of this Agreement for any reason shall not relieve the parties of any obligation accruing prior thereto with respect to the Product and any ongoing obligations hereunder with respect to the remaining Product and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the parties hereto under Sections 9.3, 9.4, 9.6, 9.8, 10, 11.1(c) and 12 hereof, and such obligations shall survive any such termination.

                                   SECTION 12

                                  MISCELLANEOUS

         12.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither CIMA nor Alamo may assign any of its rights, duties or obligations hereunder without the prior written consent of the other, except that no prior written consent shall be required in the event that a third party acquires substantially all of the assets or outstanding shares of, or merges with, Alamo or CIMA, as the case may be.

         12.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile shall be deemed to have been given on the date received) as follows:

         If to CIMA, as follows:

                  CIMA LABS INC.
                  10000 Valley View Road
                  Eden Prairie, MN  55344
                  Facsimile: (952)947-8770
                  Attention: President and CEO

         If to Alamo, as follows:

                  Alamo Pharmaceuticals, LLC
                  8501 Wilshire Blvd.,
                  Suite 318
                  Beverly Hills, CA  90211
                  Facsimile:  (310) 854-0739
                  Attention:  Chief Financial Officer

         with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  601 S. Figueroa Street
                  Los Angeles, CA  90017
                  Facsimile:  (213) 629-5063
                  Attention:  Kenneth J. Baronsky

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 12.2 by any party hereto to the other party.

         12.3 Waiver; Remedies. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No delay on the part of CIMA or Alamo in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either CIMA or Alamo of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         12.4 Survival of Representations. Each of the representations and warranties made in this Agreement shall survive the term of this Agreement.

         12.5 Independent Contractors. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, franchiser and franchisee, or of any association or relationship between the parties other than as expressly provided in this Agreement. Alamo acknowledges that it does not have, and Alamo shall not make representations to any third party, either directly or indirectly, indicating that Alamo has any authority to act for or on behalf of CIMA or to obligate CIMA in any way whatsoever. CIMA acknowledges that it does not have, and it shall not make any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of Alamo or to obligate Alamo in any way whatsoever.

         12.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

         12.7 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

         12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

         12.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York excluding any choice of law rules which may direct the application of the law of another state.

         12.10 Dispute Resolution. To the extent a dispute arises with respect to a term or provision of this Agreement which is not subject to a specific time period or remedy, the Parties will use all reasonable efforts to resolve in an amicable fashion any dispute, claim or controversy that may arise relating to the terms or performance of this Agreement. If the Parties are unable to resolve such dispute within thirty (30) days after initial notice, either party, by notice to the other, have such dispute referred to a senior officer of each company. Such officers shall attempt to resolve the dispute by good faith negotiation within thirty (30) days after receipt of such notice.

         12.11 Captions. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto, and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

         12.12 No Third-Party Rights. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a party or not affiliated with a party to this Agreement.

         12.13 Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect.

         12.14 Attachments. All Schedules, Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.

         12.15 Force Majeure. In the event that a party is prevented from carrying out its obligations under this Agreement by an event of Force Majeure, then such party's performance of its obligations under this Agreement shall be excused during the period of such event and for a subsequent reasonable period of recovery.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                           CIMA LABS INC.


                                           By: /s/ John Siebert
                                               ---------------------------------
                                               Name:  John Siebert Ph.D.
                                               Title: President and CEO

                                           ALAMO PHARMACEUTICALS, LLC


                                           By: /s/ Robert L. Sevy
                                               ---------------------------------
                                               Name:  Robert L. Sevy
                                               Title: Chief Financial Officer

                                                                      Schedule A
                                                         to Development, License
                                                            and Supply Agreement

                         Minimum Annual Royalty Targets

Pursuant to Section 4.1(c), Alamo shall endeavor to meet or exceed the minimum annual royalty targets set forth below. References to Years below are to full calendar years commencing at least six (6) months after the date on which the Product is launched.

         Minimum Annual Royalty Targets

----------------------------------------------------------------
      YEAR                    MINIMUM ROYALTY TARGETS
----------------------------------------------------------------
       1             $[***CONFIDENTIAL TREATMENT REQUESTED,
                     PORTION OMITTED FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.***]

----------------------------------------------------------------
       2             $[***CONFIDENTIAL TREATMENT REQUESTED,
                     PORTION OMITTED FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.***]

----------------------------------------------------------------
       3             $[***CONFIDENTIAL TREATMENT REQUESTED,
                     PORTION OMITTED FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.***]

----------------------------------------------------------------
       4             $[***CONFIDENTIAL TREATMENT REQUESTED,
                     PORTION OMITTED FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.***]

----------------------------------------------------------------
       5             $[***CONFIDENTIAL TREATMENT REQUESTED,
 and thereafter      PORTION OMITTED FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.***]

----------------------------------------------------------------

                                                                      Schedule B
                                                         to Development, License
                                                            and Supply Agreement
                      Development Schedule

-------------------------------------------------------
                   ACTIVITY       DURATION       COST
Phase
-------------------------------------------------------

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                      Schedule C
                                                         to Development, License
                                                            and Supply Agreement

                                  Royalty Rates

         Pursuant to Section 4.3, Alamo shall pay to CIMA a percentage of Annual Net Sales, if any, actually recorded during such Year, as indicated on the following schedule. If Alamo does not meet the Minimum Annual Royalty Target set forth in Schedule A for any Year, then the royalty rate paid for such Year shall be that rate noted in Tier 2

--------------------------------------------------------------------
  TIER                             ROYALTY RATE
--------------------------------------------------------------------
 Tier 1            [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
                   OMITTED FILED SEPARATELY WITH THE SECURITIES AND
                   EXCHANGE COMMISSION.***] of Net Sales
--------------------------------------------------------------------
 Tier 2            [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
                   OMITTED FILED SEPARATELY WITH THE SECURITIES AND
                   EXCHANGE COMMISSION.***] of Net Sales
--------------------------------------------------------------------

                                                                      Schedule D
                                                         to Development, License
                                                            and Supply Agreement

                         License and Milestone Payments

Pursuant to Section 4.1, Alamo shall pay CIMA the License Payment of $[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] upon the Effective Date and the milestone payments set forth below (each a "Milestone Payment") within thirty
(30) days of successful completion of each research and development milestones.

MILESTONE ACTIVITY                                             MILESTONE PAYMENT

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                      Schedule E
                                                         to Development, License
                                                            and Supply Agreement

                              Alamo Purchase Order

                                 [See Attached]

                                                                      Schedule F
                                                         to Development, License
                                                            and Supply Agreement

                          Technical Agreement Addendum

         CIMA will be accountable for all aspects of the Product research and development and manufacturing other than (i) the design and conduct of clinical trials, (ii) the assembly and filing of the regulatory documents and (iii) the final packaging and sales of Product. Specifications will be mutually agreed by both parties on or prior to the final regulatory filing. To the extent that a more detailed allocation of pharmaceutical responsibility is required in connection with the final packaging and/or marketing of the product in any jurisdiction in the Territory, the Parties shall amend this Schedule F as necessary.

                                                                      Schedule G
                                                         to Development, License
                                                            and Supply Agreement

                                  Cost of Goods

         Pursuant to Sections 5.1, 5.3 and 5.6, Alamo shall pay to CIMA the amounts indicated on the following schedule in respect of CIMA's manufacturing obligations hereunder.

         TRADE and SAMPLES (cost per tablet)

---------------------------------------------------------------
POTENCY          TOTAL COST(1)(2)(3)          PACKAGING
---------------------------------------------------------------

         [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

         1) The cost per tablet does not include the cost of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], as noted in Section 3.2.

         2) Per tablet costs may be reviewed annually. Any increase in cost will reflect documented increase in raw material(s) and be subject to Alamo's acceptance, but increases shall not exceed the PPI increase for that year.

         3) Final cost per tablet will be determined upon completion of formulation development and shall not exceed the costs noted in this table

         PLACEBOS (cost per tablet)

---------------------------------------------------------------
PLACEBO          TOTAL COST*               PACKAGING
 TYPE
---------------------------------------------------------------

         [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                TABLE OF CONTENTS

SCHEDULES
Schedule A                 Minimum Annual Royalty Targets
Schedule B                 Development Schedule
Schedule C                 Royalty Rates
Schedule D                 License and Milestone Payments
Schedule E                 Alamo Purchase Order
Schedule F                 Technical Agreement Addendum
Schedule G                 Cost Of Goods

            AMENDMENT #1 TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

Whereas, CIMA LABS INC. (CIMA) and Alamo Pharmaceuticals Inc. (Alamo) have entered into a Development License and Supply Agreement dated March 2, 2001
(DLSA) regarding the development, licensing and supply of a pharmaceutical product containing [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] and CIMA's DuraSolv(TM) technology;

Whereas, CIMA has been conducting research according to Schedule B of the DLSA and such research has indicated that CIMA's DuraSolv technology [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]; and

Whereas, CIMA and Alamo have decided to utilize CIMA's OraSolv(R) technology to develop a pharmaceutical product containing [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] and that certain changes to the DLSA will therefore be required;

Therefore, for good and valid consideration, the Parties agree as follows:

     1) Schedule G of the DLSA is hereby replaced by Schedule G-1 of this Amendment;

     2) Schedule B of the DLSA is hereby replaced by Schedule B-1 of this Amendment

     3) Schedule D of the DLSA is hereby replaced by Schedule D-1 of this Amendment;

     4) In the definition of "CIMA Patents" replace "United States Patent No. 6,024,981 (entitled "Rapidly Dissolving Robust Dosage Form")" with "United States Patent No. 5,178,878 (entitled "Effervescent Dosage Form with Microparticles")";

     5) In the definition of "CIMA Technology" replace "DuraSolv(TM)" with "OraSolv(R)";

     6) In the definition of "CIMA Trademarks" replace "DuraSolv(TM)" with "OraSolv(R)";

     7) In the definition of "DuraSolv(TM)" replace "DuraSolv(TM)" with "OraSolv(R)"; and

     8) In the definition of "Product" replace "DuraSolv(TM)" with "OraSolv(R)".

     9) In all other respects, the terms and conditions of the Development License and Supply Agreement dated March 2, 2001 shall remain in full force and effect. Capitalized terms in this Amendment shall have the same meaning as in the Development License and Supply Agreement.

     CIMA LABS INC.                         Alamo Pharmaceuticals, LLC


     By: /s/ John M. Siebert                By: /s/ Greg Wichmann
         -------------------------------        -------------------------------
         (Signature)                            (Signature)

         John M. Siebert                        Greg Wichmann
         -------------------------------        -------------------------------
         (Print or Type Name)                   (Print or Type Name)

     Title: President & CEO                     Title: Director
            ------------------------                   ------------------------

     Date: 4 January 2002                       Date: 15 January 2002
           -------------------------                  -------------------------

                                                                    SCHEDULE B-1

                              Development Schedule

---------------------------------------------------------------------------
                        ACTIVITY             DURATION            COST
PHASE
---------------------------------------------------------------------------

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                    SCHEDULE G-1

TRADE AND SAMPLES (COST PER TABLET)

------------------------------------------------------------------------
POTENCY                 TOTAL COST(1)(2)(3)              PACKAGING
------------------------------------------------------------------------

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

     (1) The cost per tablet does not include the cost of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], as noted in Section 3.2.

     (2) Per tablet costs may be reviewed annually. Any increase in cost will reflect documented increase in raw material(s) and be subject to Alamo's acceptance, but increases shall not exceed the PPI increase for that year.

     (3) Final cost per tablet will be determined upon completion of formulation development and shall not exceed the costs noted in this table.

          Placebos (cost per tablet)

---------------------------------------------------------------
POTENCY                 TOTAL COST                 PACKAGING
---------------------------------------------------------------

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                    SCHEDULE D-1

Pursuant to Section 4.1, Alamo shall pay CIMA the License Payment of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] upon the Effective Date and the milestone payments set forth below (each a "Milestone Payment") with in thirty
(30) days of successful completion of each research and development milestones.

                  Milestone Activity                           Milestone
                  Payment

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

* 1/10th scale batches will be manufactured using equipment that is identical in design and principle to full-scale equipment per regulatory requirements